EXHIBIT 1

AGREEMENT OF JOINT FILING

THE UNDERSIGNED HEREBY AGREE THAT A SINGLE SCHEDULE 13D (AND ANY AMENDMENT THERETO) RELATING TO THE EQUITY SECURITIES OF LOYALTYPOINT INC. SHALL BE FILED ON BEHALF OF EACH OF THE UNDERSIGNED AND THAT THIS AGREEMENT SHALL BE FILED AS AN EXHIBIT TO SUCH SCHEDULE 13D.

AUGUST 20, 2004

ENTITIES:
ACCEL VII L.P.
ACCEL VII ASSOCIATES L.L.C.
ACCEL INTERNET FUND III L.P.
ACCEL INTERNET FUND III ASSOCIATES L.L.C.
ACCEL INVESTORS '99 L.P.

BY:  /s/ TRACY L. SEDLOCK
ATTORNEY IN FACT FOR THE ABOVE LISTED ENTITIES

INDIVIDUALS:
JAMES W. BREYER
JOHN C. COLLIGAN
ARTHUR C. PATTERSON
THERESIA G. RANZETTA
JAMES R. SWARTZ
J. PETER WAGNER

BY:  /s/ TRACY L. SEDLOCK
ATTORNE